UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

United American Petroleum Corp. (Exact name of registrant as specified in Charter)

Nevada	000-51465	20-1904354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Great Hills Trail, Suite 150W, Austin, TX	78759
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(512) 852-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 26, 2014, United American Petroleum Corp. (“UAPC”) completed the sale of a 46% working interest (comprising a 34.5% net revenue interest) in an oil, gas and mineral lease covering 430 acres in Duval County, Texas, to RTO Exploration, LLC (“Buyer”) for the purchase price of $400,000. In addition to the purchase price, the Buyer paid a $10,000 non-refundable option payment to UAPC. The purchase price was the result of negotiations between UAPC and the Buyer.

UAPC’s chief executive officer and chief operating officer have performed certain consulting services for the Buyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2014	United American Petroleum Corp.

	By:	/s/ Michael Carey
Michael Carey Chief Executive Officer